Bakr Abulkhair & Co.                                                  Member
Public Accountants                                                    Deloitte
P.O. Box 442, Jeddah 21411                                            Touche
Kingdom of Saudi Arabia                                               Tohmatsu

Tel  +966(2)6572725
Fax  +966(2)6572722


Head Office: Riyadh
License No. 95





                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Procter & Gamble Company:

We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated March 31, 2002 appearing in this Annual Report on Form 11-K of the Employee Savings and Thrift Plan (Saudi Arabia) for the plan fiscal year ended December 31, 2001 and to the reference to us under the head "Experts" in this Registration Statement=.

BAKR ABULKHAIR & CO.


AL-MUTAHHAR Y. HAMIDUDDIN
--------------------------
Al-Mutahhar Y. Hamiduddin
License No. 296.

March 31, 2002